EXHIBIT 99.1

Community West Bancshares Earns $3.5 Million, or $0.39 Per Diluted Share, in Third Quarter 2022; Declares Quarterly Cash Dividend of $0.075 Per Common Share

GOLETA, Calif., Oct. 28, 2022 (GLOBE NEWSWIRE) -- Community West Bancshares (“Community West” or the “Company”), (NASDAQ: CWBC), parent company of Community West Bank (the “Bank”), today reported net income of $3.5 million, or $0.39 per diluted share, for the third quarter of 2022, compared to $2.6 million, or $0.30 diluted share, for the preceding quarter, and $3.6 million, or $0.41 per diluted share, for the third quarter of 2021. For the first nine months of 2022, the Company reported net income of $10.1 million, or $1.13 per diluted share, compared to $10.2 million, or $1.17 per diluted share, for the first nine months of 2021.

Earnings for the third quarter of 2022 were impacted by a one-time $132,000 recovery related to a prior OREO expense, and a $298,000 provision expense for loan losses. This compared to a $252,000 provision expense recorded during the preceding quarter.

The Company’s Board of Directors declared a quarterly cash dividend of $0.075 per common share, payable November 30, 2022, to common shareholders of record on November 14, 2022.

“Our third quarter operating results reflect strong growth in the loan portfolio and continued net interest margin expansion,” stated Martin E. Plourd, President & Chief Executive Officer of Community West Bancshares. “Loan growth has really started to materialize, with total loans increasing 3.6% during the quarter, or 14.5% annually, primarily reflecting increases in the C&I, commercial real estate and manufactured housing portfolios. Additionally, our net interest margin improved substantially on a linked quarter basis, improving 38 basis points to 4.39%, as we took advantage of interest rate increases enacted by the Federal Reserve and invested cash balances into higher yielding loans and securities. We remain well positioned for additional rising interest rates, which should allow us to maintain our strong net interest margin, and ample on-balance sheet liquidity to support loan demand and temper rising deposit costs.”

Third Quarter 2022 Financial Highlights:

  Net income was $3.5 million, or $0.39 per diluted share in the third quarter 2022, compared to $2.6 million, or $0.30 per diluted share in second quarter 2022, and $3.6 million, or $0.41 per diluted share in third quarter 2021.
  Net interest income increased to $11.9 million for third quarter 2022, compared to $11.0 million in second quarter 2022 and $10.9 million in third quarter 2021.
  Net interest margin improved to 4.39% for the third quarter 2022, compared to 4.01% in second quarter 2022, and 3.97% in third quarter 2021.
  Return on average assets was 1.25% for the third quarter 2022, compared to 0.93% in second quarter 2022, and 1.28% in third quarter 2021.
  Return on average equity was 12.65% for the third quarter 2022, compared to 9.92% in second quarter 2022, and 14.77% in third quarter 2021.
  The Company recorded a provision for loan losses of $298,000 for third quarter 2022, compared to a provision of $252,000 for second quarter 2022, and a provision of $7,000 for third quarter 2021.
  The Allowance for Loan Losses (“ALL”) was 1.20% of total loans held for investment at September 30, 2022, compared to 1.22% at June 30, 2022, and 1.19% at September 30, 2021.
  Net non-accrual loans improved to $239,000 at September 30, 2022, compared to $379,000 at June 30, 2022, and $1.7 million at September 30, 2021.
  Total loans increased by $33.0 million to $945.7 million at September 30, 2022, compared to $912.7 million, at June 30, 2022, and increased $55.1 million compared to $890.6 million, at September 30, 2021.
  Stockholders’ equity increased $2.7 million to $109.8 million at September 30, 2022, compared to $107.1 million at June 30, 2022, and $98.8 million at September 30, 2021. During the quarter, the Company had a $307,000 increase in Accumulated Other Comprehensive Income (“AOCI”) related to an increase in the unrealized loss on available for sale securities reflecting the increase in market interest rates during the quarter.
  Non-interest-bearing demand deposits increased $6.4 million to $243.1 million at September 30, 2022, compared to $236.7 million at June 30, 2022, and increased $23.3 million compared to $219.8 million at September 30, 2021.
  Book value per common share increased to $12.54 at September 30, 2022, compared to $12.25 at June 30, 2022, and $11.46 at September 30, 2021.
  The Bank’s Tier 1 leverage ratio was 9.83% at September 30, 2022, compared to 9.30% at June 30, 2022, and 8.59% at September 30, 2021.

Income Statement

Net interest income increased 8.3% to $11.9 million in the third quarter 2022, compared to $11.0 million in the preceding quarter and increased 9.1% compared to $10.9 million in third quarter 2021. Interest income from loans increased 6.6% or $738,000 compared to the prior quarter due to increased average balances and loan yields. Interest income from securities and interest-earning deposits increased 36.4% or $210,000 compared to the prior quarter primarily due to increased average security balances and higher earning-deposit yields because of increased market rates. Total interest expense for the quarter increased 5.00% or $35,000 compared to the prior quarter due to increased rates on interest-bearing demand deposits.

Net interest margin was 4.39% for third quarter 2022, a 38 basis point increase compared to second quarter 2022, and a 42 basis point increase compared to third quarter 2021. “Our net interest margin for the third quarter benefitted from strong net interest income generation, solid loan growth and rising interest rates. New loans that carry a higher interest rate are replacing lower rate PPP loans, which is helping our net interest margin,” said Richard Pimentel, Chief Financial Officer. The yield on loans for the third quarter 2022 increased 11 basis points to 5.03% compared to 4.92% for the second 2022 quarter because of increased loan rates on new originations and the impact of higher market rates. The yield on federal funds and interest-earning deposits increased 128 bps to 2.09% for the third quarter 2022 due to increases in rates earned for overnight deposits and rates money market deposits. The cost of funds for the third quarter increased 2 basis points to 0.30%, compared to 0.28% for the preceding quarter due to changes in portfolio mix.

Non-interest income for the third quarter 2022 decreased $179,000 to $872,000 compared to $1.1 million in second quarter 2022 as a result of lower loan fees and less gain-on-sale of loans. Other loan fees were $292,000 for the third quarter 2022 compared to $377,000 in second quarter 2022. Gain on sale of loans was $49,000 in the third quarter 2022 compared to $136,000 in the second quarter of 2022 as a result of less sales during the quarter. Non-interest income increased 14.4% to $3.2 million in the first nine months of 2022 compared to $2.8 million in the first nine months of 2021. The increase was primarily due to a $549,000 BOLI policy payout and a $992,000 recapture of expenses from a lawsuit settlement related to a foreclosed asset during the first quarter of 2022.

Non-interest expense decreased $502,000 to $7.6 million in third quarter 2022 compared to $8.1 million in the second quarter of 2022 primarily due to lower salaries and benefits and reductions in all other expense. Salaries and employee benefits decreased $158,000 compared to second quarter 2022 due to lower costs related to vacation, procurement, contract labor and employee relations expense. Other non-interest expense decreased $283,000 compared to the second quarter due to lower OREO expense.

Balance Sheet

Total assets decreased $18.6 million, or 1.7%, to $1.09 billion at September 30, 2022, compared to $1.11 billion, at June 30, 2022, and decreased $47.3 million, or 4.2%, compared to $1.14 billion, at September 30, 2021. Total interest-earning deposits in other financial institutions decreased $50.4 million to $49.5 million at September 30, 2022, compared to June 30, 2022, as excess cash balances were deployed into higher yielding loans. Total investment securities were $59.9 million at quarter end, compared to $60.5 million in the prior quarter. Total loans increased by $33.0 million, or 3.6%, to $945.7 million at September 30, 2022, compared to $912.7 million, at June 30, 2022, and increased $55.1 million, or 6.2%, compared to $890.6 million, at September 30, 2021. Total loans, excluding PPP loans, increased $34.1 million during the quarter and increased $89.4 million compared to September 30, 2021.

Commercial real estate loans outstanding (which include SBA 504, construction and land) were up 15.0% from year ago levels to $544.4 million at September 30, 2022, and comprise 57.6% of the total loan portfolio. Manufactured housing loans were up 6.0% from year ago levels to $310.0 million and represent 32.8% of total loans. Commercial loans (which include agriculture loans) were up 6.1% from year ago levels to $70.8 million and represent 7.5% of the total loan portfolio. As of September 30, 2022, the Company had seven PPP loans totaling $1.8 million remaining on its balance sheet from both the first and second rounds of PPP funding. PPP loans of $1.8 million represent less than one percent of total loans at September 30, 2022, down from $2.9 million at June 30, 2022, and $36.1 million at September 30, 2021.

Total deposits decreased $42.5 million, or 4.7%, to $852.2 million at September 30, 2022, compared to $894.7 million at June 30, 2022, and decreased $79.8 million, or 8.6%, compared to $931.9 million at September 30, 2021. Non-interest-bearing demand deposits were $243.1 million at September 30, 2022, a $6.4 million increase compared to $236.7 million at June 30, 2022, and a $23.3 million increase compared to $219.8 million at September 30, 2021. Higher cost interest-bearing demand deposits decreased $36.4 million to $439.5 million at September 30, 2022, compared to $475.9 million at June 30, 2022, and decreased $68.6 million compared to $508.0 million at September 30, 2021. Certificates of deposit, which include brokered deposits, decreased $10.7 million during the quarter to $145.8 million at September 30, 2022, compared to $156.5 million at June 30, 2022, and decreased $37.1 million compared to $182.9 million at September 30, 2021.

Stockholders’ equity increased to $109.8 million at September 30, 2022, compared to $107.1 million at June 30, 2022, and $98.8 million at September 30, 2021. Book value per common share increased to $12.54 at September 30, 2022, compared to $12.25 at June 30, 2022, and $11.46 at September 30, 2021.

Credit Quality

“Credit quality metrics continue to improve, with a substantial decrease in net-nonaccrual loans compared to a year ago,” said William F. Filippin, Chief Credit Officer. At September 30, 2022, asset quality reflected improvement due to positive loan risk rating migrations during the third quarter. Total classified loans and net non-accrual loans decreased year-over-year due to improvements in the loan portfolio and payoffs in these categories. All loans rated “Watch” or worse are monitored monthly and proactive measures are taken when any signs of deterioration to the credit are discovered.

The Company recorded a provision expense of $298,000 in the third quarter 2022, compared to a provision expense of $252,000 in second quarter 2022, and a provision expense of $7,000 in third quarter 2021. The allowance for loan losses was $11.1 million, or 1.20% of total loans held for investment, at September 30, 2022. Net non-accrual loans, plus net other assets acquired through foreclosure, decreased 5.3% to $2.5 million at September 30, 2022, compared to $2.6 million at June 30, 2022, and decreased 42.3% compared to $4.3 million at September 30, 2021.

Net non-accrual loans improved substantially to $239,000 as of September 30, 2022, compared to $379,000 at June 30, 2022, and $1.7 million at September 30, 2021. Of the $239,000 of net non-accrual loans at September 30, 2022, $153,000 were single family loans and $85,000 were manufactured housing loans.

There was $2.3 million in other assets acquired through foreclosure as of September 30, 2022, and at June 30, 2022. This compared to $2.6 million at September 30, 2021. The OREO balance relates to one property in the net amount of $2.3 million.

Stock Repurchase Program

On August 27, 2021, the Company announced that its Board of Directors had extended the stock repurchase plan until August 31, 2023. The Company did not repurchase shares during the third quarter of 2022, leaving $1.4 million available under the previously announced repurchase program.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has seven full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are Relationship Banking, Manufactured Housing lending and Government Guaranteed lending.

Industry Accolades

In May of 2022, Community West was ranked #125 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity as of December 31, 2021.

Community West Bank was awarded a “Super Premier Performance” rating by The Findley Reports. For 52 years, The Findley Reports has been recognizing the financial performance of banking institutions in California and the Western United States. Community West Bank is rated 5-star Superior by Bauer Financial.

Safe Harbor Disclosure

This release contains certain forward-looking statements about the Company and the Bank that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, risks from the COVID-19 pandemic, the strength of the United States economy in general and of the local economies in which we conduct operations, the effect of, and changes in, trade, monetary and fiscal policies and laws, including changes in interest rate policies of the Board of Governors of the Federal Reserve System, inflation, weather, natural disasters, climate change, increased unemployment, deterioration in credit quality of our loan portfolio and/or the value of the collateral securing the repayment of those loans, reduction in the value of our investment securities, the costs and effects of litigation and of adverse outcomes of such litigation, the cost and ability to attract and retain key employees, a breach of our operational or security systems, policies or procedures including cyber-attacks on us or third party vendors or service providers, regulatory or legal developments, United States tax policies, including our effective income tax rate, and our ability to implement and execute our business plan and strategy and expand our operations as provided therein. Actual results may differ materially from those set forth or implied in the forward-looking statements as a result of a variety of factors including the risk factors contained in documents filed by the Company with the Securities and Exchange Commission and are available in the “Investor Relations” section of our website, https://www.communitywest.com/sec-filings/documents/default.aspx. The Company is under no obligation (and expressly disclaims any obligation) to update or alter such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	September 30,	June 30,	March 31,	September 30,
	2022	2022	2022	2021

Cash and cash equivalents	$1,806	$2,361	$2,043	$2,129
Interest-earning deposits in other financial institutions	49,489	99,915	191,145	184,806
Investment securities	59,909	60,513	21,805	23,608
Loans:
Commercial	70,811	67,681	70,480	66,713
Commercial real estate	544,373	516,514	492,181	473,338
SBA	6,955	7,922	8,403	9,589
Paycheck Protection Program (PPP)	1,810	2,920	7,504	36,109
Manufactured housing	309,989	305,749	299,969	292,476
Single family real estate	8,943	9,038	8,824	8,659
HELOC	3,373	3,380	3,475	3,717
Other (1)	(560)	(532)	(528)	(6)
Total loans	945,694	912,672	890,308	890,595

Loans, net
Held for sale	22,096	23,124	24,193	24,400
Held for investment	923,598	889,548	866,115	866,195
Less: Allowance for loan losses	(11,113)	(10,866)	(10,547)	(10,283)
Net held for investment	912,485	878,682	855,568	855,912
NET LOANS	934,581	901,806	879,761	880,312

Other assets	42,493	42,233	41,849	44,735

TOTAL ASSETS	$1,088,278	$1,106,828	$1,136,603	$1,135,590

Deposits
Non-interest-bearing demand	$243,100	$236,696	$226,073	$219,826
Interest-bearing demand	439,455	475,869	504,209	508,020
Savings	23,865	25,626	24,239	21,202
Certificates of deposit ($250,000 or more)	9,909	8,688	13,197	15,956
Other certificates of deposit	135,860	147,785	158,022	166,938
Total deposits	852,189	894,664	925,740	931,942
Other borrowings	110,000	90,000	90,000	90,000
Other liabilities	16,268	15,022	16,035	14,881
TOTAL LIABILITIES	978,457	999,686	1,031,775	1,036,823

Stockholders' equity	109,821	107,142	104,828	98,767
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$1,088,278	$1,106,828	$1,136,603	$1,135,590

Common shares outstanding	8,755	8,744	8,682	8,616

Book value per common share	$12.54	$12.25	$12.07	$11.46

(1) Includes consumer, other loans, securitized loans, and deferred fees

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021

Interest income
Loans, including fees	$11,867	$11,576	$34,190	$33,865
Investment securities and other	787	259	1,670	676
Total interest income	12,654	11,835	35,860	34,541

Deposits	528	708	1,598	2,221
Other borrowings	203	198	593	663
Total interest expense	731	906	2,191	2,884
Net interest income	11,923	10,929	33,669	31,657
Provision (credit) for loan losses	298	7	266	(207)
Net interest income after provision (credit) for loan losses	11,625	10,922	33,403	31,864
Non-interest income
Other loan fees	292	383	915	1,006
Gains from loan sales, net	49	118	245	366
Document processing fees	114	145	337	389
Service charges	114	77	295	218
Other	303	317	1,422	830
Total non-interest income	872	1,040	3,214	2,809
Non-interest expenses
Salaries and employee benefits	4,752	4,478	14,527	13,422
Occupancy, net	1,046	802	3,064	2,361
Professional services	653	434	1,687	1,204
Data processing	302	292	919	964
Depreciation	173	191	535	594
FDIC assessment	131	127	466	339
Advertising and marketing	196	189	687	536
Stock-based compensation	71	63	257	189
Other	286	284	551	780
Total non-interest expenses	7,610	6,860	22,693	20,389
Income before provision for income taxes	4,887	5,102	13,924	14,284
Provision for income taxes	1,409	1,467	3,851	4,077
Net income	$3,478	$3,635	$10,073	$10,207
Earnings per share:
Basic	$0.40	$0.42	$1.16	$1.19
Diluted	$0.39	$0.41	$1.13	$1.17

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Interest income
Loans, including fees	$11,867	$11,129	$11,194	$11,258	$11,576
Investment securities and other	787	577	306	279	259
Total interest income	12,654	11,706	11,500	11,537	11,835

Deposits	528	500	570	614	708
Other borrowings	203	196	194	206	198
Total interest expense	731	696	764	820	906
Net interest income	11,923	11,010	10,736	10,717	10,929
Provision (credit) for loan losses	298	252	(284)	26	7
Net interest income after provision (credit) for loan losses	11,625	10,758	11,020	10,691	10,922
Non-interest income
Other loan fees	292	377	246	343	383
Gains from loan sales, net	49	136	60	109	118
Document processing fees	114	122	101	123	145
Service charges	114	93	88	84	77
Other	303	323	796	285	317
Total non-interest income	872	1,051	1,291	944	1,040
Non-interest expenses
Salaries and employee benefits	4,752	4,910	4,865	4,884	4,478
Occupancy, net	1,046	1,021	997	893	802
Professional services	653	635	399	441	434
Data processing	302	307	310	251	292
Depreciation	173	179	183	186	191
FDIC assessment	131	164	171	146	127
Advertising and marketing	196	233	258	198	189
Stock-based compensation	71	94	92	129	63
Other	286	569	(304)	478	284
Total non-interest expenses	7,610	8,112	6,971	7,606	6,860
Income before provision for income taxes	4,887	3,697	5,340	4,029	5,102
Provision for income taxes	1,409	1,062	1,380	1,135	1,467
Net income	$3,478	$2,635	$3,960	$2,894	$3,635
Earnings per share:
Basic	$0.40	$0.30	$0.46	$0.34	$0.42
Diluted	$0.39	$0.30	$0.45	$0.33	$0.41

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets
Federal funds sold and interest-earning deposits	$76,265	$401	2.09%	$149,710	$302	0.81%	$182,182	$73	0.16%
Investment securities	65,148	386	2.35%	45,243	275	2.44%	27,552	186	2.68%
Loans (1)	935,169	11,867	5.03%	907,088	11,129	4.92%	882,058	11,576	5.21%
Total earnings assets	1,076,582	12,654	4.66%	1,102,041	11,706	4.26%	1,091,792	11,835	4.30%
Nonearning Assets
Cash and due from banks	2,177			2,193			2,162
Allowance for loan losses	(11,031)			(10,765)			(10,174)
Other assets	38,022			37,435			39,818
Total assets	$1,105,750			$1,130,904			$1,123,598
Interest-Bearing Liabilities
Interest-bearing demand deposits	$465,317	$325	0.28%	$495,821	$273	0.22%	$499,301	$411	0.33%
Savings deposits	25,133	14	0.22%	25,402	16	0.25%	21,335	18	0.33%
Time deposits	151,130	189	0.50%	164,687	211	0.51%	188,512	279	0.59%
Total interest-bearing deposits	641,580	528	0.33%	685,910	500	0.29%	709,148	708	0.40%
Other borrowings	90,764	203	0.89%	90,000	196	0.87%	90,000	198	0.87%
Total interest-bearing liabilities	$732,344	$731	0.40%	$775,910	$696	0.36%	$799,148	$906	0.45%
Noninterest-Bearing Liabilities
Noninterest-bearing demand deposits	248,538			232,849			211,017
Other liabilities	15,789			15,646			15,797
Stockholders' equity	109,079			106,499			97,636
Total Liabilities and Stockholders' Equity	$1,105,750			$1,130,904			1,123,598
Net interest income and margin		$11,923	4.39%		$11,010	4.01%		$10,929	3.97%
Net interest spread			4.26%			3.90%			3.85%

Cost of total deposits			0.24%			0.22%			0.31%
Cost of funds			0.30%			0.28%			0.36%

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets
Federal funds sold and interest-earning deposits	$143,455	$812	0.76%	$115,265	$146	0.17%
Investment securities	45,903	858	2.50%	26,792	530	2.64%
Loans (1)	912,414	34,190	5.01%	883,280	33,865	5.13%
Total earnings assets	1,101,772	35,860	4.35%	1,025,337	34,541	4.50%
Nonearning Assets
Cash and due from banks	2,177			2,148
Allowance for loan losses	(10,805)			(10,221)
Other assets	38,195			39,904
Total assets	$1,131,339			$1,057,168
Interest-Bearing Liabilities
Interest-bearing demand deposits	$493,332	$917	0.25%	$449,019	$1,359	0.40%
Savings deposits	24,827	47	0.25%	20,244	58	0.38%
Time deposits	163,666	634	0.52%	182,267	804	0.59%
Total interest-bearing deposits	681,825	1,598	0.31%	651,530	2,221	0.46%
Other borrowings	90,257	593	0.88%	95,806	663	0.93%
Total interest-bearing liabilities	$772,082	$2,191	0.38%	$747,336	$2,884	0.52%
Noninterest-Bearing Liabilities
Noninterest-bearing demand deposits	236,531			199,861
Other liabilities	16,352			15,822
Stockholders' equity	106,374			94,149
Total Liabilities and Stockholders' Equity	$1,131,339			$1,057,168
Net interest income and margin		$33,669	4.09%		$31,657	4.13%
Net interest spread			3.97%			3.98%

Cost of total deposits			0.23%			0.35%
Cost of funds			0.29%			0.41%

ADDITIONAL FINANCIAL INFORMATION
(Dollars and shares in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
PERFORMANCE MEASURES AND RATIOS	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Return on average common equity	12.65%	9.92%	14.77%	12.66%	14.49%
Return on average assets	1.25%	0.93%	1.28%	1.19%	1.29%
Efficiency ratio	59.48%	67.26%	57.31%	61.53%	59.16%
Net interest margin	4.39%	4.01%	3.97%	4.09%	4.13%

	Three Months Ended	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
AVERAGE BALANCES	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Average assets	$1,105,750	$1,130,904	$1,123,598	$1,131,339	$1,057,168
Average earning assets	1,076,582	1,102,041	1,091,792	1,101,772	1,025,337
Average total loans	935,169	907,088	882,058	912,414	883,280
Average deposits	890,118	918,759	920,165	918,356	851,391
Average common equity	109,079	106,499	97,636	106,374	94,149

EQUITY ANALYSIS	September 30, 2022	June 30, 2022	September 30, 2021
Total common equity	$109,821	$107,142	$98,767
Common stock outstanding	8,755	8,744	8,616

Book value per common share	$12.54	$12.25	$11.46

ASSET QUALITY	September 30, 2022	June 30, 2022	September 30, 2021
Nonaccrual loans, net	$239	$379	$1,742
Nonaccrual loans, net/total loans	0.03%	0.04%	0.20%
Other assets acquired through foreclosure, net	$2,250	$2,250	$2,572

Nonaccrual loans plus other assets acquired through foreclosure, net	$2,489	$2,629	$4,314
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.23%	0.24%	0.38%
Net loan (recoveries)/charge-offs in the quarter	$51	$(66)	$(36)
Net (recoveries)/charge-offs in the quarter/total loans	0.01%	(0.01%)	(0.00%)

Allowance for loan losses	$11,113	$10,866	$10,283
Plus: Reserve for undisbursed loan commitments	96	94	106
Total allowance for credit losses	$11,209	$10,960	$10,389
Allowance for loan losses/total loans held for investment	1.20%	1.22%	1.19%
Allowance for loan losses/total loans held for investment excluding PPP loans	1.21%	1.23%	1.24%
Allowance for loan losses/nonaccrual loans, net	4649.79%	2867.02%	590.34%

Community West Bank *
Community bank leverage ratio	N/A	N/A	8.59%
Tier 1 leverage ratio	9.83%	9.30%	8.59%
Tier 1 capital ratio	11.30%	11.07%	10.93%
Total capital ratio	12.46%	12.22%	12.11%

INTEREST SPREAD ANALYSIS	September 30, 2022	June 30, 2022	September 30, 2021
Yield on total loans	5.03%	4.92%	5.21%
Yield on investments	2.35%	2.44%	2.68%
Yield on interest earning deposits	2.09%	0.81%	0.16%
Yield on earning assets	4.66%	4.26%	4.30%

Cost of interest-bearing deposits	0.33%	0.29%	0.40%
Cost of total deposits	0.24%	0.22%	0.31%
Cost of borrowings	0.89%	0.87%	0.87%
Cost of interest-bearing liabilities	0.40%	0.36%	0.45%
Cost of funds	0.30%	0.28%	0.36%

* Capital ratios are preliminary until the Call Report is filed.

Contact:	Richard Pimentel, EVP & CFO
805.692.4410
www.communitywestbank.com